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                                                                EXHIBIT 10.24

                     AMENDMENT NO. 3 TO BUSINESS LOAN AGREEMENT

          This Amendment No. 3 (the "Amendment) dated as of October 28, 1997 is between Dura Pharmaceuticals, Inc. (the "Borrower") and Bank of America National Trust and Savings Association (the "Bank").

                                      RECITALS

     A. The Bank and the Borrower entered into that certain Business Loan Agreement dated as of April 14, 1997, as amended as of May 8, 1997 and July 30, 1997 (the "Agreement").

     B. The Bank and the Borrower desire to amend the Agreement to permit the Borrower to restructure its business in certain respects.

                                     AGREEMENT

     1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2.   AMENDMENTS.  The Agreement is hereby amended as follows:

     2.1 CONSOLIDATED FINANCIALS. Paragraph 6.2(b) is amended to read as follows:

     "(b) Within 45 days of the period's end, the Borrower's quarterly financial statements, including the fourth quarter. These financial statements are to include year-to-date financial reporting and may be Borrower prepared. The statements shall be prepared on (i) a consolidated basis, (ii) on a consolidating basis by division, including, without limitation, the Healthscript division, the HealthCo division, and any other division of the Borrower, and (iii) on a combined basis for the Borrower and its Domestic Subsidiaries (as hereafter defined)."

     2.2 COMPLIANCE CERTIFICATE. The form of compliance certificated appearing as Exhibit A to Amendment No. 2 to the Agreement as referenced in Paragraph 6.2(d) is amended to read as set forth on Exhibit A to this Amendment.

     2.3 NET WORTH. Paragraph 6.3 is amended and restated in its entirety to read as follows:

     "6.3 NET WORTH. To maintain on a consolidated basis for the Borrower and its Domestic Subsidiaries for each quarterly accounting period Net Worth equal to, on a cumulative basis, at least the sum of:

     (a) Four Hundred Fifty Million Dollars ($450,000,000); PLUS

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     (b) The sum of 50% of the net income after income taxes (without subtracting losses) earned in each quarterly accounting period commencing with the quarter ended June 30, 1997; PLUS

     (c) the net proceeds from any equity securities (including shares issued upon the exercise of stock options) issued in each quarterly accounting period commencing with the quarter ended June 30, 1997; PLUS

     (d) any increase in stockholders' equity resulting from the conversion of debt securities to equity securities issued in each quarterly accounting period commencing with the quarter ended June 30, 1997; PLUS

     (e) any increase in stockholders' equity resulting from the transactions described in the Form S-3 Registration Statement filed under the Securities Act of 1933 as filed by the Borrower with the Securities and Exchange Commission on October 10, 1997 (the "Form S-3"); MINUS

     (f) cash and noncash charges for in-process technology purchased from Spiros Development Corporation and for any contribution to Spiros Development Corporation II, Inc., as described in the Form S-3 (the "Spiros Charges") incurred in such quarterly accounting period commencing with the quarter ended June 30, 1997, up to a maximum of One Hundred and Twenty Five Million Dollars ($125,000,000) in the aggregate; MINUS

     (g) any decrease in stockholders' equity resulting from the acquisition by the Borrower of Spiros Development Corporation or a cash contribution from the Borrower to Spiros Development Corporation II, Inc., as described in the Form S-3.

     "Net Worth" means the gross book value of the Borrower's assets less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets. "Domestic Subsidiary" means any subsidiary (except Dura USA Holdings, Inc.) which is organized under the laws of the United States or any state thereof."

     2.4 MAXIMUM ADJUSTED FUNDED DEBT TO ADJUSTED EBITDA. Paragraph 6.4 is amended and restated in its entirety to read as follows:

          "6.4 MAXIMUM ADJUSTED FUNDED DEBT TO ADJUSTED EBITDA. To maintain on a consolidated basis for the Borrower and its Domestic Subsidiaries, a ratio of (i) funded debt, including all interest bearing obligations but excluding obligations owing to Procter & Gamble Pharmaceuticals, Inc. for the Entex Products up to a maximum of Twenty Million Dollars ($20,000,000) LESS domestic cash and domestic cash equivalents up to an amount equal to the face amount of the Notes issued pursuant to and as defined in the Indenture TO (ii) EBITDA of not greater than the ratio indicated for each period specified below:

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                             Period                            Ratio
                             ------                            -----
                From and including the date of this          2.00 to 1.00
                Agreement to and including August 31, 1997
                From and including September 1, 1997         1.75 to 1.00
                and thereafter

           Upon the Bank's request, from time to time, the Borrower shall provide evidence acceptable to the Bank of cash equivalents. For purposes of this Agreement, cash equivalents means:

           (a) domestic certificates of deposit or domestic time deposits;

           (b) U.S. treasury bills and other direct obligations of the federal government;

           (c) shares in domestic money market funds;

           (d) readily marketable obligations of an agency of the United States of America that are generally considered in the securities industry to be implicit obligations of the federal government;

           (e) prime bankers' acceptances and commercial paper issued by financial institutions rated at least A1 by Standard & Poors Ratings Group or at least P-1 by Moody's Investors Service, Inc.; and

           (f) repurchase agreements covering U.S. government securities.

           For purposes of this Agreement, "EBITDA" means net income for such period, LESS, to the extent added in determining such net income, interest income, PLUS, to the extent deducted in determining such net income, (i) interest expense, (ii) depreciation, (iii) depletion, (iv) amortization, (v) all federal, state, local and foreign income taxes and (vi) the Spiros Charges up to a maximum of One Hundred and Twenty Five Million Dollars ($125,000,000) in the aggregate. This ratio will be calculated at the end of each fiscal quarter using the results of that quarter and each of the three immediately preceding quarters."

     2.5 MINIMUM EBIT. Paragraph 6.5 is amended and restated in its entirety to read as follows:

          "6.5 MINIMUM EBIT. To maintain on a consolidated basis for the Borrower and its Domestic Subsidiaries EBIT of at least $0 for each quarterly accounting period.

          For purposes of this Agreement "EBIT" means net income for such period, LESS, to the extent added in determining such net income, interest income,

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          PLUS, to the extent deducted in determining such net income, (i)
          interest expense, (ii) all federal, state, local and foreign income taxes and (iii) the Spiros Charges up to a maximum of One Hundred and Twenty Five Million Dollars ($125,000,000) in the aggregate."

     2.6 SIGNIFICANT SUBSIDIARIES. Paragraph 6.6 is amended to add the following at the end thereof:

          "Notwithstanding the foregoing, "Significant Subsidiary" shall not include any Foreign Subsidiary. "Foreign Subsidiary" means a subsidiary which is not a Domestic Subsidiary.

     2.7 DEBTS. Paragraph 6.7 is amended and restated in its entirety to read as follows:

          "6.7 OTHER DEBTS. Not, and not permit its subsidiaries, to have outstanding or incur any direct or contingent debts (other than those to the Bank), or become liable for the debts of others without the Bank's written consent. This does not prohibit:

          (a) Acquiring goods, supplies, or merchandise on normal trade credit.

          (b) Endorsing negotiable instruments received in the usual course of business.

          (c)  Obtaining surety bonds in the usual course of business.

          (d) Debts in existence on the date of this Agreement disclosed in writing to the Bank.

          (e) Additional debts for the acquisition of fixed or capital assets which do not exceed a total principal amount of Five Million Dollars ($5,000,000) in any single fiscal year.

          (f) Debt pursuant to that certain Indenture to be dated as of July 30, 1997 between the Borrower and Chase Trust Company of California as trustee ("Indenture")."

     2.8 LIENS. Paragraph 6.8 is amended and restated in its entirety to read as follows:

          "6.8 OTHER LIENS. Not, and not permit its subsidiaries; to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:

          (a) Deeds of trust and security agreements in favor of the Bank.

          (b) Liens for taxes not yet due.

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          (c) Liens outstanding on the date of this agreement disclosed in writing to the Bank.

          Additional purchase money security interests in personal property acquired after the date of this Agreement if the total principal amount of debts secured by such liens does not exceed Five Million Dollars ($5,000,000) in any single fiscal year."

     2.9 CAPITAL EXPENDITURES. Paragraph 6.9 is amended and restated in its entirety to read as follows:

          "6.9 CAPITAL EXPENDITURES. Not, and not permit its subsidiaries, to spend more than an aggregate amount of Thirty Million Dollars ($30,000,000) during 1997 fiscal year or Fifteen Million Dollars ($15,000,000) during 1998 fiscal year to acquire fixed or capital assets."

     2.10 LEASES. Paragraph 6.10 is amended and restated in its entirety to read as follows:

          "6.10     LEASES.  Not to permit the aggregate payments due in any
          fiscal year under all leases for itself and its subsidiaries (including capital and operating leases for real or personal property) to exceed Two Million Dollars ($2,000,000)."

     2.10 LOANS TO AFFILIATED COMPANIES. Paragraph 6.12 is amended to read as follows:

          "6.12     LOANS TO AFFILIATED COMPANIES.  Not, and not permit any
          Domestic Subsidiary, to make any loans, advances, or other extensions of credit or investments in or to any of the Borrower's affiliated companies (including, without limitation, subsidiaries of the Borrower) in excess of an aggregate of Ten Million Dollars ($10,000,000). Notwithstanding the foregoing, the Borrower may make
          (i) investments in Foreign Subsidiaries of the Borrower in an aggregate book amount of not in excess of $90,000,000 and (ii) loans in an aggregate amount not to exceed $180,000,000 to Dura (Bermuda) Trading Company, Ltd evidenced by three Secured Promissory Notes dated as of October 28, 1997."

     2.11 COMPLIANCE WITH LAWS. Paragraph 6.16 is amended and restated in its entirety to read as follows:

          "6.16     COMPLIANCE WITH LAWS.  To comply with the laws (including
          any fictitious name statute), regulations, and orders of any government body with authority over the Borrower's and its subsidiaries' business."

     2.12 PRESERVATION OF RIGHTS. Paragraph 6.17 is amended and restated in its entirety to read as follows:

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          "6.17     PRESERVATION OF RIGHTS.  To maintain and preserve all
          rights, privileges, and franchises the Borrower and its subsidiaries now have."

     2.13 MAINTENANCE OF PROPERTIES. Paragraph 6.18 is amended to read as follows:

          "6.17     MAINTENANCE OF PROPERTIES.  To make any repairs, renewals, or replacements to keep the Borrower's and its subsidiaries' properties in good working condition."

     2.14 DEFAULTS. Paragraph 8 is amended to replace the word "guarantor" with "subsidiary" each time such word appears.

     3. CONSENT. Notwithstanding anything in the Agreement to the contrary, the Bank hereby consents to (i) the consummation, on or before March 31, 1998, of the transactions described in a writing from the Borrower to the Bank referencing this Amendment delivered to the Bank on or prior to the date of this Amendment and (ii) on or before March 31, 1998, the acquisition by the Borrower of Spiros Development Corporation and a cash contribution from the Borrower to Spiros Development Corporation II, Inc. as described in the Form S-3.

     4. REPRESENTATIONS AND WARRANTIES. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

     5. FEES. On or before close of business on October 29, 1997, the Borrower will pay to the Bank an amendment fee of Five Thousand Dollars ($5,000). To facilitate such payment, the Borrower hereby authorizes the Bank to cause account number 14507-07440 of the Borrower maintained with the Bank to be debited in the amount of Five Thousand Dollars ($5,000) in satisfaction of the Borrower's obligation under the preceding sentence. On demand, the Borrower will reimburse the Bank for legal costs, fees and expenses (including, without limitation, the allocable cost of inside counsel) incurred by the Bank in the preparation of this Amendment.

     6. CONDITIONS. This Amendment will be effective when (i) this Amendment is duly executed by the parties and (ii) the Bank receives evidence satisfactory to it of due execution and delivery by the Borrower of this Amendment and the transactions contemplated hereby.

     7. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

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     This Amendment is executed as of the date stated at the beginning of the Amendment.

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION


                                       By:  /s/ Susan J. Pepping
                                           -------------------------------
                                       Name:     Susan J. Pepping
                                       Title:    Vice President


                                       DURA PHARMACEUTICALS, INC.


                                       By:  /s/ James W. Newman
                                           -------------------------------
                                       Name:     James W. Newman
                                       Title:    Senior Vice President
                                                 Finance and Administration

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